Exhibit 10.6

CTO REALTY GROWTH, INC.

RESTRICTED SHARE AWARD AGREEMENT

This RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is made as of the 10th day of February, 2021 (the “Grant Date”), by and between CTO REALTY GROWTH, INC., a Maryland corporation (the “Company”) and ___________________ (“Grantee”).

Background

CTO Realty Growth, Inc. (f/k/a Consolidated-Tomoka Land Co.), a Florida corporation (“CTO-FL”), predecessor-by-merger to the Company, adopted the Second Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “Plan”).  Pursuant to that certain Agreement and Plan of Merger dated as of September 3, 2020, by and between the Company and CTO-FL, the Company assumed the Plan and all agreements related thereto in accordance with the terms thereof.  The Plan is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”).  Section 7 of the Plan provides that the Committee shall have the discretion and right to grant Restricted Shares, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.  The Committee has granted Restricted Shares to Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.  Grantee desires to accept the grant of Restricted Shares and agrees to be bound by the terms and conditions of the Plan and this Agreement.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Plan.

Agreement

1.Award of Restricted Shares.  Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to Grantee ___________________________ (_______) Restricted Shares (the “Awarded Shares”) as of the Grant Date.  The extent to which Grantee’s rights and interest in the Awarded Shares become vested and non-forfeitable shall be determined in accordance with the provisions of Section 2 and 3 of this Agreement.  The grant of the Awarded Shares is made in consideration of the services to be rendered by Grantee to the Company.

2.Vesting.

(a)Except as may otherwise be provided in Section 2(b) and Section 3 of this Agreement, the Awarded Shares shall vest and become non-forfeitable over a three-year period according to the following schedule:

Date     Number of Shares Vesting

January 28, 2022    ______

January 28, 2023    ______

January 28, 2024    ______

(b)Except as set forth in Section 3 of this Agreement, no portion of any unvested Awarded Shares shall vest prior to the applicable vesting date.  If Grantee fails to continuously maintain Grantee’s status as an Employee of the Company or otherwise fails to satisfy any other requirement set forth in the Plan for any reason at any time before all of the Awarded Shares vest, then all unvested Awarded Shares shall be automatically forfeited and the Company shall have no further obligations to Grantee under this Agreement.

3.Change in Control.

(a)Notwithstanding the foregoing, Grantee’s rights and interest in the Awarded Shares, unless previously forfeited, shall fully vest upon Grantee’s termination of employment (a) without “Cause” (as defined below) or (b) for “Good Reason” (as defined below), in each case, at any time during the twenty-four (24)-month period following a Change in Control (as defined below).

(b)“Cause” shall have the meaning ascribed to such term in Grantee’s employment or similar agreement with the Company; provided, that if Grantee is not a party to such an agreement with the Company, then “Cause” shall mean (i) Grantee’s arrest or conviction for, plea of nolo contendere to, or admission of the commission of, any act of fraud, misappropriation, or embezzlement, or a criminal felony involving dishonesty or moral turpitude; (ii) a breach by Grantee of any material provision of this Agreement or any employment or similar agreement, provided that Grantee is given reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach; (iii) any act or intentional omission by Grantee involving dishonesty or moral turpitude; (iv) Grantee’s material failure to adequately perform his or her duties and responsibilities as such duties and responsibilities are, from time to time, in the Company’s discretion, determined and after reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach; or (iv) any intentional independent act by Grantee that would cause the Company significant reputational injury.

(c) “Change in Control” means any of the following events: (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); (ii) approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

(d)“Good Reason” shall have the meaning ascribed to such term in Grantee’s employment or similar agreement with the Company; provided, that if Grantee is not a party to such an agreement with the Company, then “Good Reason” shall mean a material reduction in the Grantee’s compensation or employment related benefits, or a material change in the Grantee’s status, working conditions or management responsibilities.  Unless provided otherwise in Grantee’s employment or similar agreement, Grantee’s termination of employment shall not constitute a termination for Good Reason unless Grantee first provides written notice to the Company of the existence of the Good Reason within sixty (60) days following the effective date of the occurrence of the Good Reason, and the Good Reason remains uncorrected by the Company for more than thirty (30) days following such written notice of the Good Reason from Grantee to the Company, and the effective date of Grantee’s termination of employment is within one (1) year following the effective date of the occurrence of the Good Reason.

4.Shares Held by Custodian; Shareholder Rights.

(a)On the Grant Date, the Company shall issue the Awarded Shares to Grantee.  Grantee hereby authorizes and directs the Company to deliver any Restricted Shares issued by the Company to evidence the Awarded Shares to the Secretary of the Company (or such other officer of the Company as may be designated by the Company’s Chief Executive Officer) or the Company’s transfer agent (the “Share Custodian”) to be held by the Share Custodian until the Awarded Shares become vested in accordance with Section 2 or Section 3 of this Agreement.

(b)When all or any portion of the Awarded Shares become vested, the Share Custodian shall cause the vested Awarded Shares to be deposited electronically in unrestricted form into an account maintained in Grantee’s name at the Company’s transfer agent.  Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Awarded Shares to the Company, or to transfer a portion of the Awarded Shares to Grantee on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of Grantee.  The term of such appointment shall commence on the Grant Date and shall continue until all the Awarded Shares become vested or are forfeited.  In the event any portion of the Awarded Shares do not vest and are forfeited in accordance with this

Agreement, Grantee shall no longer have any rights with respect to such forfeited Awarded Shares, whether or not the certificate(s) therefore have been delivered to Grantee or deposited electronically in Grantee’s account at the Company’s transfer agent as required by this Agreement.

(c)In the event the number of Awarded Shares is increased or reduced in accordance with Section 10 of the Plan, and in the event of any distribution of common stock or other securities of the Company in respect of such shares of common stock, Grantee agrees that any certificate representing shares of such additional common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially received hereunder.

(d)Grantee shall have the right to vote all unvested Awarded Shares.  Grantee will cease to have the right to vote any of the Awarded Shares that are forfeited if and when such shares are forfeited.  The number of Awarded Shares set forth in Section 1 of this Agreement shall be the maximum number of Awarded Shares to which the voting rights described in this Section 4(c) shall be applicable.

(e)Grantee shall not receive any dividends with respect to any unvested Awarded Shares.  Notwithstanding the foregoing, if the Company declares and pays dividends on its outstanding Shares prior to the vesting of any Awarded Shares, Grantee will be entitled to have dividend equivalents accrued with respect to the unvested Awarded Shares.  Such dividend equivalents shall vest or be forfeited in the same manner and to the same extent as the Awarded Shares to which they relate, and shall, to the extent they become vested, be paid to Grantee in cash no later than sixty (60) days after the vesting of the Awarded Shares to which such dividend equivalents relate.

5.Taxes.

(a)Grantee shall pay to the Company all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Awarded Shares.  Such payment shall be made in full, at Grantee's election, in cash or check, by withholding from Grantee's next normal payroll check, or by the tender of Shares of the Company’s common stock (including Awarded Shares then vesting).  Awarded Shares tendered as payment of required withholding shall be valued at the closing price per share of the Company’s common stock on the date such withholding obligation arises.

(b)Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Awarded Shares, within thirty (30) days after the Grant Date.  If the Grantee elects to make a Section 83(b) Election, Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal Revenue Service (the “IRS”).  Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the IRS and for all tax consequences resulting from the Section 83(b) Election.

6.No Effect on Employment or Rights under Plan.  Nothing in the Plan or this Agreement shall confer upon Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of Grantee regardless of the effect of such termination of employment on the rights of Grantee under the Plan or this Agreement.  If Grantee's employment is terminated for any reason whatsoever (and whether lawful or otherwise), Grantee will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of Grantee’s rights or benefits (actual or prospective) under this Agreement or any Award (including any unvested portion of any Awarded Shares) or otherwise in connection with the Plan.  The rights and obligations of Grantee under the terms of Grantee’s employment with the Company or any Subsidiary will not be affected by Grantee’s participation in the Plan or this Agreement, and neither the Plan nor this Agreement form part of any contract of employment between Grantee and the Company or any Subsidiary.  The granting of Awards (including the Awarded Shares) under the Plan is entirely at the discretion of the Committee, and Grantee shall not in any circumstances have any right to be granted any other award concurrently or in the future.

7.Governing Law; Compliance with Law.

(a)This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to conflict of law principles.

(b)The issuance and transfer of Awarded Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s securities may be listed.  No Awarded Shares, or any share of common stock underlying such Awarded Shares, shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

(c)A legend may be placed on any certificate(s) or other document(s) delivered to Grantee indicating restrictions on transferability of the Awarded Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of any applicable federal or state securities laws or any stock exchange on which the Company’s securities may be listed.

8.Successors.  This Agreement shall inure to the benefit of, and be binding upon, the Company and Grantee and their heirs, legal representatives, successors and permitted assigns.

9.Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10.Entire Agreement.  Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

11.Headings.   Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

12.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

13.No Impact on Other Benefits.  The value of the Awarded Shares is not part of Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

14.Additional Acknowledgements.  By their signatures below, Grantee and the Company agree that the Awarded Shares are granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

[The balance of this page is intentionally blank.]

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date set forth above.

CTO REALTY GROWTH, INC.

BY:________________________________

Name:

Title:

I have read the Company’s Second Amended and Restated 2010 Equity Incentive Plan adopted on April 25, 2018, and by my signature I agree to be bound by the terms and conditions of said Plan and this Agreement.

Date:_______________________________________________________________[name of Grantee]